Exhibit 99.2

Third Quarter 2011

Supplemental Financial Data

The projections and estimates given in this document and other written or oral statements made by or on behalf of the Company may constitute “forward-looking statements” within the meaning of the federal securities laws. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. The following are some of the factors that could cause the Company’s actual results and its expectations to differ materially from those described in the Company’s forward-looking statements: the success of the Company’s business strategies discussed in its Annual Report on Form 10-K for the year ended December 31, 2010 and in subsequent filings with the SEC; future local and national economic conditions, including changes in job growth, interest rates, the availability of mortgage and other financing and related factors; conditions affecting ownership of residential real estate and general conditions in the multi-family residential real estate market; the effects on the financial markets of the economic stabilization actions of the U.S government, U.S. Treasury, Federal Reserve and other governmental and regulatory bodies; uncertainties associated with the Company’s real estate development and construction; uncertainties associated with the timing and amount of apartment community sales; the Company’s ability to generate sufficient cash flows to make required payments associated with its debt financing; the effects of the Company’s leverage on its risk of default and debt service requirements; the impact of a downgrade in the credit rating of the Company’s securities; the effects of a default by the Company or its subsidiaries on an obligation to repay outstanding indebtedness, including cross-defaults and cross-acceleration under other indebtedness; the effects of covenants of the Company’s or its subsidiaries’ mortgage indebtedness on operational flexibility and default risks; the effects of any decision by the government to eliminate Fannie Mae or Freddie Mac or reduce government support for apartment mortgage loans; the Company’s ability to maintain its current dividend level; uncertainties associated with the Company’s condominium for-sale housing business, including the timing and volume of condominium sales; the impact of any additional charges the Company may be required to record in the future related to any impairment in the carrying value of its assets; the impact of competition on the Company’s business, including competition for residents in the Company’s apartment communities and buyers of the Company’s for-sale condominium homes and development locations; the Company’s ability to renew leases or relet units as leases expire; the Company’s ability to succeed in new markets; the costs associated with compliance with laws requiring access to the Company’s properties by persons with disabilities; the impact of the Company’s ongoing litigation with the U.S. Department of Justice regarding the Americans with Disabilities Act and the Fair Housing Act as well as the impact of other litigation; the effects of losses from natural catastrophes in excess of insurance coverage; uncertainties associated with environmental and other regulatory matters; the costs associated with moisture infiltration and resulting mold remediation; the Company’s ability to control joint ventures, properties in which it has joint ownership and corporations and limited partnerships in which it has partial interests; the Company’s ability to continue to qualify as a REIT under the Internal Revenue Code; and the effects of changes in accounting policies and other regulatory matters detailed in the Company’s filings with the Securities and Exchange Commission. Other important risk factors regarding the Company are included under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and may be discussed in subsequent filings with the SEC. The risk factors discussed in Form 10-K under the caption “Risk Factors” are specifically incorporated by reference into this document.

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CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data) - (Unaudited)

	12	12	12	12
	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010
Revenues
Rental	$73,607	$68,384	$213,199	$199,897
Other property revenues	4,762	4,288	13,682	12,195
Other	243	223	686	777

Total revenues	78,612	72,895	227,567	212,869

Expenses
Total property operating and maintenance (exclusive of items shown separately below)	34,618	33,958	100,441	100,364
Depreciation	18,823	18,623	56,383	55,737
General and administrative	3,970	3,927	12,332	12,570
Investment and development (1)	239	569	1,013	1,849
Other investment costs (1)	329	669	1,278	1,828
Impairment losses	-	-	-	35,091

Total expenses	57,979	57,746	171,447	207,439

Operating income	20,633	15,149	56,120	5,430

Interest income	374	390	982	755
Interest expense	(14,207)	(13,646)	(43,119)	(38,820)
Amortization of deferred financing costs	(717)	(611)	(2,085)	(2,097)
Net gains on condominium sales activities (2)	2,581	1,184	8,757	2,319
Equity in income of unconsolidated real estate entities, net	235	18,258	790	18,554
Other income (expense), net	(71)	26	230	(271)
Net gain on extinguishment of indebtedness	-	2,845	-	2,845

Net income (loss)	8,828	23,595	21,675	(11,285)
Noncontrolling interests - consolidated real estate entities	(9)	14	(56)	(47)
Noncontrolling interests - Operating Partnership	(25)	(76)	(54)	60

Net income (loss) available to the Company	8,794	23,533	21,565	(11,272)
Dividends to preferred shareholders	(922)	(1,864)	(3,533)	(5,632)
Preferred stock redemption costs	-	1	(1,757)	(44)

Net income (loss) available to common shareholders	$7,872	$21,670	$16,275	$(16,948)

Per common share data - Basic (3)
Net income (loss) available to common shareholders	$0.15	$0.44	$0.33	$(0.35)

Weighted average common shares outstanding - basic	50,651	48,535	49,862	48,446

Per common share data - Diluted (3)
Net income (loss) available to common shareholders	$0.15	$0.44	$0.32	$(0.35)

Weighted average common shares outstanding - diluted	51,053	48,670	50,259	48,446

See Notes to Consolidated Financial Statements on page 6

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FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS

(In thousands, except per share data) - (Unaudited)

A reconciliation of net income (loss) available to common shareholders to funds from operations available to common shareholders and unitholders, and adjusted funds from operations available to common shareholders and unitholders is provided below.

	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010
Net income (loss) available to common shareholders	$7,872	$21,670	$16,275	$(16,948)
Noncontrolling interests - Operating Partnership	25	76	54	(60)
Depreciation on consolidated real estate assets, net (4)	18,475	18,167	55,340	54,349
Depreciation on real estate assets held in unconsolidated entities	363	356	1,084	1,065
Gains on sales of condominiums	(2,581)	(1,184)	(8,757)	(2,319)
Incremental gains on condominium sales (5)	2,581	1,184	8,757	2,057

Funds from operations available to common shareholders and unitholders (A)	$26,735	$40,269	$72,753	$38,144

Funds from operations available to common shareholders and unitholders (A)	$26,735	$40,269	$72,753	$38,144
Annually recurring capital expenditures	(5,458)	(3,059)	(11,978)	(9,028)
Periodically recurring capital expenditures (6)	(1,875)	(1,081)	(5,443)	(2,358)
Non-cash straight-line adjustment for ground lease expenses	128	274	384	834
Non-cash impairment charges	-	5,492	-	40,583
Net gain on early extinguishment of indebtedness	-	(26,441)	-	(26,441)
Preferred stock redemption costs	-	(1)	1,757	44

Adjusted funds from operations available to common shareholders and unitholders (7) (B)	$19,530	$15,453	$57,473	$41,778

Per Common Share Data - Basic
Funds from operations per share or unit, as defined (A÷C)	$0.52	$0.82	$1.45	$0.78
Adjusted funds from operations per share or unit (7) (B÷C)	$0.38	$0.32	$1.15	$0.86
Dividends declared	$0.22	$0.20	$0.62	$0.60
Weighted average shares outstanding	50,815	48,747	50,024	48,652
Weighted average shares and units outstanding (C)	50,977	48,918	50,191	48,824

Per Common Share Data - Diluted
Funds from operations per share or unit, as defined (A÷D)	$0.52	$0.82	$1.44	$0.78
Adjusted funds from operations per share or unit (7) (B÷D)	$0.38	$0.32	$1.14	$0.85
Dividends declared	$0.22	$0.20	$0.62	$0.60
Weighted average shares outstanding (8)	51,217	48,882	50,421	48,785
Weighted average shares and units outstanding (8) (D)	51,379	49,053	50,588	48,957

See Notes to Funds from Operations and Adjusted Funds from Operations on page 6

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CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	September 30, 2011	December 31, 2010
	(Unaudited)
Assets
Real estate assets
Land	$292,396	$285,005
Building and improvements	2,040,929	2,028,580
Furniture, fixtures and equipment	248,794	240,614
Construction in progress	75,856	25,734
Land held for future development	55,428	72,697

	2,713,403	2,652,630
Less: accumulated depreciation	(748,306)	(692,514)
For-sale condominiums	60,236	82,259

Total real estate assets	2,025,333	2,042,375
Investments in and advances to unconsolidated real estate entities	7,316	7,671
Cash and cash equivalents	93,107	22,089
Restricted cash	4,489	5,134
Deferred charges, net	9,400	8,064
Other assets	29,445	29,446

Total assets	$2,169,090	$2,114,779

Liabilities and equity
Indebtedness	$1,030,852	$1,033,249
Accounts payable and accrued expenses	69,744	66,977
Investments in unconsolidated real estate entities	15,766	15,384
Dividends and distributions payable	11,448	9,814
Accrued interest payable	11,045	5,841
Security deposits and prepaid rents	9,214	10,027

Total liabilities	1,148,069	1,141,292

Redeembable common units	5,454	6,192

Commitments and contingencies
Equity
Company shareholders’ equity
Preferred stock, $.01 par value, 20,000 authorized:
8 1/2% Series A Cumulative Redeemable Shares, liquidation preference $50 per share, 868 shares issued and outstanding	9	9
7 5/8% Series B Cumulative Redeemable Shares, liquidation preference $25 per share, 0 and 1,983 shares issued and outstanding at September 30, 2011 and December 31, 2010, respectively	-	20
Common stock, $.01 par value, 100,000 authorized:
51,877 and 48,926 shares issued and 51,877 and 48,913 shares outstanding at September 30, 2011 and December 31, 2010, respectively	518	489
Additional paid-in-capital	1,018,310	965,691
Accumulated earnings	-	4,577

	1,018,837	970,786

Less common stock in treasury, at cost, 98 and 108 shares at September 30, 2011 and December 31, 2010, respectively	(3,331)	(3,696)

Total Company shareholders’ equity	1,015,506	967,090
Noncontrolling interests - consolidated property partnerships	61	205

Total equity	1,015,567	967,295

Total liabilities and equity	$2,169,090	$2,114,779

See Notes to Consolidated Financial Statements on page 6

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

AND RECONCILIATION OF FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS

(In thousands)

1)

Investment and development expenses include investment group expenses, development personnel and associated costs not allocable to development projects. Other investment costs include land carry costs, primarily property taxes and assessments.

2)	A summary of revenues and costs and expenses of condominium activities for the three and nine months ended September 30, 2011 and 2010 is as follows:

	60	60	60	60
	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010
Condominium revenues	$13,678	$28,470	$46,443	$46,218
Condominium costs and expenses	(11,097)	(27,286)	(37,686)	(43,899)

Net gains on sales of condominiums	$2,581	$1,184	$8,757	$2,319

3)

Post Properties, Inc., through its wholly-owned subsidiaries, is the sole general partner, a limited partner and owns a majority interest in Post Apartment Homes, L.P., the Operating Partnership through which the Company conducts its operations. As of September 30, 2011, there were 52,034 units of the Operating Partnership outstanding, of which 51,877, or 99.7%, were owned by the Company.

4)	Depreciation on consolidated real estate assets is net of the minority interest portion of depreciation on consolidated entities.

5)

For development projects, gains on condominium sales in FFO are equivalent to gains reported under GAAP. For conversion projects sold out in 2010, the Company recognized accounting gains under GAAP to the extent that net sales proceeds from the sale of condominium units exceeded the Company’s net GAAP basis and related expenses. For FFO purposes, the Company recognized incremental gains on condominium sales in FFO, net of provision for income taxes, to the extent that net sales proceeds, less costs of sales, from the sale of condominium units exceeded the “transfer price.” The transfer price for purposes of computing incremental gains on condominium sales included in FFO at conversion projects reflected the greater of (1) the estimated fair value on the date the project was acquired by the Company’s taxable REIT subsidiary (as supported by independently-prepared, third-party appraisals) or (2) its net book value at that time.

6)

Excludes approximately $780 and $11,434 for the three and nine months ended September 30, 2010, respectively, of periodically recurring capital expenditures related to the Company’s exterior remediation project that was completed in 2010.

7)

Since the Company does not add back the depreciation of non-real estate assets in its calculation of FFO, non-real estate related capital expenditures of $440 and $95 for the three months and $926 and $541 for the nine months ended September 30, 2011 and 2010, respectively, are excluded from the calculation of adjusted funds from operations available to common shareholders and unitholders.

8)

Diluted weighted average shares and units include the impact of dilutive securities totaling 402 and 135 for the three months and 397 and 134 for the nine months ended September 30, 2011 and 2010, respectively. The dilutive securities for the nine months ended September 30, 2010 were antidilutive to the computation of income (loss) per share, as the Company reported a net loss attributable to common shareholders for this period under GAAP. Additionally, basic and diluted weighted average shares and units included the impact of non-vested shares and units totaling 164 and 212 for the three months and 162 and 205 for the nine months ended September 30, 2011 and 2010, respectively, for the computation of FFO per share. Such non-vested shares and units are considered in the income (loss) per share computations under GAAP using the “two-class method.”

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SAME STORE RESULTS

(In thousands, except per unit data) - (Unaudited)

Same Store Operating Results

The Company defines fully stabilized or same store communities as those which have reached stabilization prior to the beginning of the previous calendar year, adjusted by communities sold and classified as held for sale and communities under rehabilitation. Same store net operating income is a supplemental non-GAAP financial measure. See Table 1 on page 21 for a reconciliation of same store net operating income to GAAP net income and Table 4 on page 26 for a year-to-date margin analysis. The operating performance and capital expenditures of the 46 communities containing 16,688 apartment units which were fully stabilized as of January 1, 2010, are summarized in the table below.

	Three months ended September 30,			Nine months ended September 30,
	2011	2010	% Change	2011	2010	% Change
Revenues:
Rental and other revenue	$64,708	$60,716	6.6%	$188,565	$179,827	4.9%
Utility reimbursements	2,265	2,064	9.7%	6,346	5,694	11.5%

Total rental and other revenues	$66,973	$62,780	6.7%	$194,911	$185,521	5.1%

Property operating and maintenance expenses:
Personnel expenses	6,202	6,269	(1.1)%	18,462	18,521	(0.3)%
Utility expense	4,454	4,372	1.9%	12,075	11,312	6.7%
Real estate taxes and fees	8,885	8,326	6.7%	25,956	25,841	0.4%
Insurance expenses	857	740	15.8%	2,682	2,846	(5.8)%
Building and grounds repairs and maintenance (1)	4,289	4,293	(0.1)%	12,132	11,928	1.7%
Ground lease expense (2)	234	670	(65.1)%	834	2,011	(58.5)%
Other expenses	1,922	1,893	1.5%	5,616	5,401	4.0%

Total property operating and maintenance expenses (excluding depreciation and amortization)	26,843	26,563	1.1%	77,757	77,860	(0.1)%

Same store net operating income	$40,130	$36,217	10.8%	$117,154	$107,661	8.8%

Same store net operating income margin	59.9%	57.7%	2.2%	60.1%	58.0%	2.1%

Capital expenditures (3)
Annually recurring:
Carpet	$925	$808	14.5%	$2,349	$2,161	8.7%
Other	4,312	2,162	99.4%	9,111	6,597	38.1%

Total annually recurring	5,237	2,970	76.3%	11,460	8,758	30.9%
Periodically recurring (4)	1,217	1,439	(15.4)%	4,063	12,802	(68.3)%

Total capital expenditures (A)	$6,454	$4,409	46.4%	$15,523	$21,560	(28.0)%

Total capital expenditures per unit (A ÷ 16,688 units)	$387	$264	46.6%	$930	$1,292	(28.0)%

Average monthly rental rate per unit (5)	$1,289	$1,228	5.0%	$1,264	$1,220	3.6%

Gross turnover (6)	67.9%	64.5%	3.4%	59.4%	58.0%	1.4%

Net turnover (7)	62.4%	57.8%	4.6%	53.6%	51.6%	2.0%

1)

Building and grounds repairs and maintenance includes $188 and $388 for the three months and $516 and $544 for the nine months ended September 30, 2011 and 2010, respectively, related to exterior painting of communities.

2)

Ground lease expense reflects the cessation of ground lease expenses at the Company’s Pentagon Row™ community, effective October 1, 2010, and at the Company’s Post Renaissance® community, effective July 1, 2011.

3)

See Table 5 on page 27 for a reconciliation of these segment components of property capital expenditures to total annually recurring capital expenditures and total periodically recurring capital expenditures as presented in the consolidated cash flow statements prepared under GAAP.

4)

Periodically recurring capital expenditures included $780 and $11,434 for the three and nine months ended September 30, 2010, respectively, related to the Company’s exterior remediation project that was completed in 2010. Periodically recurring capital expenditures included $184 and $118 for the three and $457 and $299 for the nine months ended September 30, 2011 and 2010, respectively, related to the Company’s “resident design center” program.

5)

Average monthly rental rate is defined as the average of the gross actual rates for occupied units and the anticipated rental rates for unoccupied units divided by total units. See Table 2 on page 22 and Table 3 on page 24 for further information.

6)	Gross turnover represents the percentage of leases expiring during the period that are not renewed by the existing resident(s).
7)	Net turnover is gross turnover decreased by the percentage of expiring leases where the resident(s) transfer to a new apartment unit in the same community or in another Post® community.

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SAME STORE RESULTS (CON’T)

(In thousands, except per unit data) - (Unaudited)

Same Store Operating Results by Market - Comparison of Third Quarter of 2011 to Third Quarter of 2010

(Increase (decrease) between periods)

	42	42	42	42	42	42	42	42	42	42	42	42	42	42
	Three months ended September 30, 2011							Nine months ended September 30, 2011
Market	Revenues	(1)	Expenses	(1)	NOI	(1)	Average Economic Occupancy	Revenues	(1)	Expenses	(1)	NOI	(1)	Average Economic Occupancy
Atlanta	6.9%		1.4%		11.1%		1.0%	5.3%		0.2%		9.2%		0.6%
Washington, D.C.	4.5%		(5.3)%		10.2%		(0.2)%	3.7%		(9.9)%		11.4%		(0.2)%
Dallas	8.1%		1.0%		14.7%		1.7%	6.1%		2.0%		9.6%		0.9%
Tampa	6.0%		5.9%		6.0%		0.1%	4.3%		2.6%		5.4%		0.1%
Charlotte	8.1%		(5.5)%		18.3%		1.2%	5.5%		(2.3)%		11.0%		1.4%
New York	5.4%		9.5%		2.5%		1.2%	4.4%		7.3%		2.2%		(0.5)%
Houston	7.0%		3.7%		9.8%		2.1%	5.5%		3.2%		7.4%		3.1%
Orlando	7.0%		6.0%		7.6%		(0.5)%	6.2%		1.7%		9.4%		(0.4)%
Austin	9.4%		0.4%		17.6%		1.2%	5.6%		2.1%		8.4%		1.2%

Total	6.7%		1.1%		10.8%		0.9%	5.1%		(0.1)%		8.8%		0.5%

1)	See Table 2 on page 22 for a reconciliation of these components of same store net operating income and Table 1 on page 21 for a reconciliation of same store net operating income to GAAP net income.

Same Store Occupancy by Market

	Apartment Units	% of NOI Three months ended September 30, 2011					Physical Occupancy at September 30, 2011 (2)	Average Rental Rate Per Unit Three Months Ended September 30, 2011 (3)
			Average Economic		Average Economic
			Occupancy (1)		Occupancy (1)
			Three months ended		Nine months ended
			September 30,		September 30,
Market			2011	2010	2011	2010
Atlanta	5,407	29.2%	97.2%	96.2%	96.5%	95.9%	96.5%	$1,139
Washington, D.C.	1,905	18.3%	96.4%	96.6%	95.2%	95.4%	96.2%	1,876
Dallas	3,797	17.6%	96.1%	94.4%	94.9%	94.0%	95.4%	1,083
Tampa	2,111	12.6%	96.7%	96.6%	96.9%	96.8%	95.6%	1,260
Charlotte	1,388	7.1%	96.8%	95.6%	95.8%	94.4%	95.5%	1,071
New York	337	5.0%	95.6%	94.4%	94.3%	94.8%	96.1%	3,715
Houston	837	4.4%	96.3%	94.2%	95.7%	92.6%	96.5%	1,218
Orlando	598	3.9%	97.4%	97.9%	96.9%	97.3%	96.5%	1,383
Austin	308	1.9%	97.4%	96.2%	97.0%	95.8%	97.4%	1,375

Total	16,688	100.0%	96.7%	95.8%	95.8%	95.3%	96.0%	$1,289

1)

The calculation of average economic occupancy does not include a deduction for net concessions and employee discounts. Average economic occupancy, including these amounts, would have been 96.0% and 94.6% for the three months and 95.0% and 93.9% for the nine months ended September 30, 2011 and 2010, respectively. For the three months ended September 30, 2011 and 2010, net concessions were $314 and $559, respectively, and employee discounts were $185 and $187, respectively. For the nine months ended September 30, 2011 and 2010, net concessions were $1,049 and $1,914, respectively, and employee discounts were $549 and $553, respectively.

2)	Physical occupancy is defined as the number of units occupied divided by total apartment units, expressed as a percentage.
3)

Average monthly rental rate is defined as the average of the gross actual rates for occupied units and the anticipated rental rates for unoccupied units divided by total units. See Table 2 on page 22 and Table 3 on page 24 for further information.

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SAME STORE RESULTS (CON’T)

(In thousands, except per unit data) - (Unaudited)

Sequential Same Store Operating Results - Comparison of Third Quarter of 2011 to Second Quarter of 2011

	Three months ended
	September 30, 2011	June 30, 2011	% Change
Rental and other revenue	$64,708	$62,651	3.3%
Utility reimbursements	2,265	2,049	10.5%

Total rental and other revenues	$66,973	$64,700	3.5%

Personnel expenses	6,202	6,038	2.7%
Utility expense	4,454	3,661	21.7%
Real estate taxes and fees	8,885	8,486	4.7%
Insurance expenses	857	848	1.1%
Building and grounds repairs and maintenance (1)	4,289	4,406	(2.7)%
Ground lease expense	234	301	(22.3)%
Other expenses	1,922	1,887	1.9%

Total property operating and maintenance expenses (excluding depreciation and amortization)	26,843	25,627	4.7%

Same store net operating income (2)	$40,130	$39,073	2.7%

Average economic occupancy	96.7%	95.5%	1.2%

Average monthly rental rate per unit	$1,289	$1,260	2.3%

1)	Building and grounds repairs and maintenance includes $188 and $328 for the three months ended September 30, 2011 and June 30, 2011, respectively, related to exterior painting of communities.
2)	See Table 2 on page 22 for a reconciliation of these components of same store net operating income and Table 1 on page 21 for a reconciliation of same store net operating income to GAAP net income.

Sequential Same Store Operating Results by Market - Comparison of Third Quarter of 2011 to Second Quarter of 2011

(Increase (decrease) between periods)

Market	Revenues	(1)	Expenses	(1)	NOI	(1)	Average Economic Occupancy
Atlanta	3.8%		0.8%		6.0%		1.1%
Washington, D.C.	3.1%		16.7%		(2.6)%		1.1%
Dallas	4.7%		6.1%		3.6%		1.8%
Tampa	2.2%		1.8%		2.4%		0.4%
Charlotte	3.5%		(0.5)%		6.0%		1.1%
New York	1.7%		2.6%		1.0%		0.8%
Houston	3.9%		11.0%		(1.1)%		1.3%
Orlando	2.9%		2.7%		3.0%		1.2%
Austin	4.8%		7.3%		2.9%		0.2%

Total	3.5%		4.7%		2.7%		1.2%

1)	See Table 2 on page 22 for a reconciliation of these components of same store net operating income and Table 1 on page 21 for a reconciliation of same store net operating income to GAAP net income.

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DEBT SUMMARY

(In thousands) - (Unaudited)

Summary of Outstanding Debt at September 30, 2011 - Consolidated

		Percentage	Weighted Average Rate (1) September 30,
Type of Indebtedness	Balance	of Total Debt	2011	2010
Unsecured fixed rate senior notes	$385,412	37.4%	5.5%	6.4%
Secured fixed rate notes	645,440	62.6%	5.7%	5.7%
Unsecured lines of credit	-	0.0%	-	1.0%

	$1,030,852	100.0%	5.6%	5.8%

	Balance	Percentage of Total Debt	Weighted Average Maturity of Total Debt (2)
Total fixed rate debt	$1,030,852	100.0%	4.2
Total variable rate debt	-	0.0%	-

Total debt	$1,030,852	100.0%	4.2

Debt Maturities – Consolidated and Unconsolidated

	Consolidated			Unconsolidated Entities
Aggregate debt maturities by year	Amount		Weighted Avg. Rate on Debt Maturities (1)	Amount	Company Share	Weighted Avg. Rate on Debt Maturities (1)
Remainder of 2011	$10,725		5.2%	$-	$-	-
2012	100,104		5.5%	-	-	-
2013	186,606		6.1%	79,772	27,920	5.8%
2014	188,644	(3)	6.1%	-	-	-
2015	124,205		4.9%	-	-	-
Thereafter	420,568		5.5%	126,723	31,681	5.7%

	$1,031,878		5.6%	$206,495	$59,601	5.7%

Debt Statistics

	Nine months ended September 30,
	2011	2010
Interest coverage ratio (4)(5)	2.7x	2.5x
Interest coverage ratio (including capitalized interest) (4)(5)	2.6x	2.2x

Fixed charge coverage ratio (4)(6)	2.5x	2.2x
Fixed charge coverage ratio (including capitalized interest) (4)(6)	2.4x	2.0x

Total debt to annualized income available for debt service ratio (7)	6.7x	7.7x

Total debt as a % of undepreciated real estate assets (adjusted for joint venture partner’s share of debt) (8)	38.2%	38.1%
Total debt and preferred equity as a % of undepreciated real estate assets (adjusted for joint venture partner’s share of debt) (8)	39.7%	41.4%

1)	Weighted average rate includes credit enhancements and other fees, where applicable. The weighted average rates at September 30, 2010 are based on the debt outstanding at that date.
2)	Weighted average maturity of total debt represents number of years to maturity based on the debt maturities schedule above.
3)	Includes $0 outstanding on unsecured lines of credit maturing in 2014.
4)	Calculated for the nine months ended September 30, 2011 and 2010.
5)

Interest coverage ratio is defined as net income available for debt service divided by interest expense. The calculation of the interest coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to net income (loss) and interest expense to consolidated interest expense is included in Table 7 on page 28.

6)

Fixed charge coverage ratio is defined as net income available for debt service divided by interest expense plus dividends to preferred shareholders. The calculation of the fixed charge coverage ratio is a non-GAAP financial measure. A reconciliation of net income available for debt service to net income (loss) and fixed charges to consolidated interest expense plus dividends to preferred shareholders is included in Table 7 on page 28.

7)	A computation of this ratio is included in Table 7 on page 28.
8)	A computation of the debt ratios is included in Table 6 on page 27.

Supplemental Financial Data	10 | P a g e

DEBT SUMMARY (CON’T)

(In thousands) - (Unaudited)

Financial Debt Covenants - Senior Unsecured Public Notes

82
Covenant requirement (1)	As of September 30, 2011

Consolidated Debt to Total Assets cannot exceed 60%	36%
Secured Debt to Total Assets cannot exceed 40%	22%
Total Unencumbered Assets to Unsecured Debt must be at least 1.5/1	5.2x
Consolidated Income Available for Debt Service Charge must be at least 1.5/1	2.7x

1)

A summary of the public debt covenant calculations and reconciliations of the financial components used in the public debt covenant calculations to the most comparable GAAP financial measures is detailed below.

82
Ratio of Consolidated Debt to Total Assets
As of September 30, 2011
Consolidated debt, per balance sheet (A)	$1,030,852

Total assets, as defined (B) (Table A)	$2,897,659

Computed ratio (A÷B)	36%

Required ratio (cannot exceed)	60%

Ratio of Secured Debt to Total Assets

Total secured debt (C)	$645,440

Computed ratio (C÷B)	22%

Required ratio (cannot exceed)	40%

Ratio of Total Unencumbered Assets to Unsecured Debt

Consolidated debt, per balance sheet (A)	$1,030,852
Total secured debt (C)	(645,440)

Total unsecured debt (D)	$385,412

Total unencumbered assets, as defined (E) (Table A)	$2,019,012

Computed ratio (E÷D)	5.2x

Required minimum ratio	1.5x

Ratio of Consolidated Income Available for Debt Service to Annual Debt Service Charge (Annualized)

Consolidated Income Available for Debt Service, as defined (F) (Table B)	$162,520

Annual Debt Service Charge, as defined (G) (Table B)	$60,948

Computed ratio (F÷G)	2.7x

Required minimum ratio	1.5x

Supplemental Financial Data	11 | P a g e

DEBT SUMMARY (CON’T)

(In thousands) - (Unaudited)

Table A

Calculation of Total Assets and Total Unencumbered Assets for Public Debt Covenant Computations

As of September 30, 2011
Total real estate assets	$2,025,333
Add:
Investments in and advances to unconsolidated real estate entities	7,316
Accumulated depreciation	748,306
Other tangible assets	116,704

Total assets for public debt covenant computations	2,897,659
Less:
Encumbered real estate assets	(871,331)
Investments in and advances to unconsolidated real estate entities	(7,316)

Total unencumbered assets for public debt covenant computations	$2,019,012

Table B

Calculation of Consolidated Income Available for Debt Service and Annual Debt Service Charge - Annualized (1)

Consolidated income available for debt service	Nine months ended September 30, 2011
Net income	$21,675
Add:
Depreciation	56,383
Depreciation (company share) of assets held in unconsolidated entities	1,084
Amortization of deferred financing costs	2,085
Interest expense	43,119
Interest expense (company share) of assets held in unconsolidated entities	2,592
Income tax expense	568
Other non-cash (income) expense, net	3,141
Less:
Gains on sales of real estate assets, net	(8,757)

Consolidated income available for debt service	$121,890

Consolidated income available for debt service (annualized)	$162,520

Annual debt service charge
Consolidated interest expense	$43,119
Interest expense (company share) of assets held in unconsolidated entities	2,592

Debt service charge	$45,711

Debt service charge (annualized)	$60,948

1)

The actual calculation of these ratios requires the use of annual trailing financial data. These computations reflect annualized 2011 results for comparison and presentation purposes. The computations using annual trailing financial data also reflect compliance with the debt covenants.

Supplemental Financial Data	12 | P a g e

SUMMARY OF APARTMENT COMMUNITIES UNDER DEVELOPMENT

AND LAND HELD FOR FUTURE INVESTMENT

(In millions, except units, square footage and acreage data) - (Unaudited)

Communities Under Development

Community	Location	Number of Units	Retail Sq. Ft. (1)	Estimated Total Cost	Costs Incurred as of 9/30/2011	Quarter of First Units Available	Estimated Quarter of Stabilized Occupancy (2)
Post Carlyle Square™ - Phase II	Wash. DC	344	-	$95.0	$41.1	2Q 2012	4Q 2013
Post South Lamar™	Austin, TX	298	8,555	41.7	11.6	3Q 2012	4Q 2013
Post Midtown Square® - Phase III	Houston, TX	124	10,864	21.8	4.9	3Q 2012	4Q 2013
Post Lake® at Baldwin Park - Phase III	Orlando, FL	410	-	58.6	12.4	4Q 2012	2Q 2014
Post Parkside™ at Wade - Phase I	Raleigh, NC	392	18,148	55.0	5.9	1Q 2013	3Q 2014

Total		1,568	37,567	$272.1	$75.9

1)	Square footage amounts are approximate. Actual square footage may vary.
2)	The Company defines stabilized occupancy as the earlier to occur of (i) the attainment of 95% physical occupancy on the first day of any month or (ii) one year after completion of construction.

Land Held for Future Investment

The following are land positions (including pre-development costs incurred to date) that the Company currently holds. There can be no assurance that projects held for future investment will be developed in the future or at all.

Project	Metro Area	Carrying Value At September 30, 2011 (in thousands)	Estimated Usable Acreage
Alexander	Atlanta, GA	$6,652	2.5
Centennial Park	Atlanta, GA	18,858	5.6
Millennium	Atlanta, GA	2,775	1.0
Spring Hill	Atlanta, GA	2,023	9.1
Frisco Bridges II	Dallas, TX	5,480	5.4
Richmond	Houston, TX	4,420	2.1
Wade	Raleigh, NC	10,052	26.6
Soho Square	Tampa, FL	5,168	4.1

Total Land Held for Future Investment		$55,428	56.4

Supplemental Financial Data	13 | P a g e

SUMMARY OF CONDOMINIUM PROJECTS

(In thousands, except unit and square foot data) - (Unaudited)

	The Ritz-Carlton Residences, Atlanta Buckhead		Four Seasons Private Residences, Austin

Project Data
Location	Atlanta, GA		Austin, TX
Ownership interest	100%		100%
Residential square footage	245,539		292,741
Average unit square footage (1)	1,903		1,978
Quarter of first units available	3Q10		2Q10

Units (2)
Closed	21		82
Under contract	5		5
Available for sale	103		61

Total	129		148

Quarterly Data		Per Sq. Ft.		Per Sq. Ft.
Balance Sheet/Cost Data as of 09/30/11
Condominium book value	$22,506		$37,730
Condominium estimated cost to complete	$2,127		$1,420
Estimated book value at completion	$24,633	$119	$39,150	$289
Projected total cost (before impairment losses)	$112,000	$456	$138,500	$473

Units Closed as of 09/30/11
Quarter	5		9
Year to date	16		28
Project to date	20		81

Square Footage of Units Closed as of 09/30/11 (1)
Quarter	8,862		17,178
Year to date	30,119		55,115
Project to date	38,806		157,335

Gross Revenue as of 09/30/11
Quarter	$3,196	$361	$10,482	$610
Year to date	$11,904	$395	$34,539	$627
Project to date	$15,411	$397	$97,279	$618

Cash flow from sales as of 09/30/11 (3)
Quarter	$1,497	$169	$8,315	$484
Year to date	$6,087	$202	$26,853	$487
Project to date	$8,181	$211	$77,993	$496

1)	Average square footage information is based on approximate amounts, and individual unit sizes may vary.
2)

Represents unit status as of October 27, 2011. Units “under contract” includes all units currently under contract. However, the Company has experienced contract terminations in these and other condominium projects when units become available for delivery and may experience additional terminations in connection with existing projects. Accordingly, there can be no assurance that condominium units under contract will close.

3)	Amounts represent approximate cash flows from condominium activities beginning in the period of initial closings for each community.

Supplemental Financial Data	14 | P a g e

CAPITALIZED COSTS SUMMARY

(In thousands) - (Unaudited)

The Company has a policy of capitalizing those expenditures relating to the acquisition of new assets and the development, construction and rehabilitation of apartment and condominium communities. In addition, the Company capitalizes expenditures that enhance the value of existing assets and expenditures that substantially extend the life of existing assets. All other expenditures necessary to maintain a community in ordinary operating condition are expensed as incurred. Additionally, for new development communities, carpet, vinyl and blind replacements are expensed as incurred during the first five years (which corresponds to the estimated depreciable life of these assets) after construction completion. Thereafter, these replacements are capitalized. Further, the Company expenses as incurred the interior and exterior painting of operating communities, unless those communities are under major rehabilitation.

The Company capitalizes interest, real estate taxes, and certain internal personnel and associated costs related to apartment and condominium communities under development, construction, and major rehabilitation. The internal personnel and associated costs are capitalized to the projects under development based upon the effort identifiable with such projects. The Company treats each unit in an apartment and condominium community separately for cost accumulation, capitalization and expense recognition purposes. Prior to the commencement of leasing and sales activities, interest and other construction costs are capitalized and are reflected on the balance sheet as construction in progress. The Company ceases the capitalization of such costs as the residential units in a community become substantially complete and available for occupancy. This results in a proration of these costs between amounts that are capitalized and expensed as the residential units in a development community become available for occupancy. In addition, prior to the completion of units, the Company expenses as incurred substantially all operating expenses (including pre-opening marketing and property management and leasing personnel expenses) of such communities.

A summary of community acquisition and development improvements and other capitalized expenditures for the three and nine months ended September 30, 2011 and 2010 is provided below.

	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010
New community development and acquisition activity (1)	$21,701	$8,128	$56,240	$38,076
Periodically recurring capital expenditures
Community rehabilitation and other revenue generating improvements (2)	530	217	1,254	269
Other community additions and improvements (3) (6)	1,875	1,861	5,443	13,792
Annually recurring capital expenditures
Carpet replacements and other community additions and improvements (4)	5,458	3,059	11,978	9,028
Corporate additions and improvements	440	95	926	541

	$30,004	$13,360	$75,841	$61,706

Other Data
Capitalized interest	$886	$1,498	$1,892	$6,392

Capitalized development and associated costs (5)	$879	$174	$1,975	$458

1)	Reflects aggregate community acquisition and development costs, exclusive of the change in construction payables and assumed debt, if any, between years.
2)	Represents expenditures for community rehabilitations and other unit upgrade costs that enhance the rental value of such units.
3)	Represents community improvement expenditures (e.g. property upgrades) that generally occur less frequently than on an annual basis.
4)	Represents community improvement expenditures (e.g. carpets, appliances) of a type that are expected to be incurred on an annual basis.
5)	Reflects internal personnel and associated costs capitalized to construction and development activities.
6)

Periodically recurring expenditures includes $780 and $11,434 for the three and nine months ended September 30, 2010, respectively, related to the Company’s exterior remediation project that was completed in 2010.

Supplemental Financial Data	15 | P a g e

INVESTMENTS IN UNCONSOLIDATED REAL ESTATE ENTITIES

(In thousands) - (Unaudited)

The Company holds investments in limited liability companies (the “Property LLCs”) with institutional investors and accounts for its investments in these Property LLCs using the equity method of accounting. A summary of non-financial and financial information for the Property LLCs is provided below.

Non-Financial Data
Joint Venture Property	Location	Property Type	# of Units	Ownership Interest
Post Collier Hills® (1)	Atlanta, GA	Apartments	396	25%
Post Crest® (1)	Atlanta, GA	Apartments	410	25%
Post Lindbergh® (1)	Atlanta, GA	Apartments	396	25%
Post Biltmore™ (8)	Atlanta, GA	Apartments	276	35%
Post Massachusetts Avenue™	Washington, D.C.	Apartments	269	35%

Financial Data
	As of September 30, 2011						Three months ended September 30, 2011				Nine months ended September 30, 2011
Joint Venture Property	Gross Investment in Real Estate (7)	Mortgage Notes Payable		Entity Equity	Company’s Equity Investment		Entity NOI	Company’s Equity in Income (Loss)	Mgmt. Fees & Other		Entity NOI	Company’s Equity in Income (Loss)	Mgmt. Fees & Other
Post Collier Hills® (1)	$54,952	$39,565	(2)	$10,302	$(4,496)	(1)	$658	$(10)			$1,900	$(46)
Post Crest® (1)	64,285	46,158	(2)	11,748	(6,910)	(1)	704	(25)			2,257	(35)
Post Lindbergh® (1)	60,589	41,000	(3)	14,979	(4,360)	(1)	684	(18)			2,074	(43)
Post Biltmore™ (8)	37,226	29,272	(4)	594	1,916		650	1			1,884	(12)
Post Massachusetts Avenue™	70,069	50,500	(5)	6,968	5,400		1,774	287			5,311	926

Total	$287,121	$206,495		$44,591	$(8,450)		$4,470	$235	$219	(6)	$13,426	$790	$646	(6)

1)

The Company’s investment in the 25% owned Property LLC resulted from the transfer of three previously owned apartment communities to the Property LLC co-owned with an institutional investor. The assets, liabilities and members’ equity of the Property LLC were recorded at fair value based on agreed-upon amounts contributed to the venture. The credit investments in the Company’s 25% owned Property LLC resulted from financing proceeds distributed in excess of the Company’s historical cost-basis investment. These credit investments are reflected in consolidated liabilities on the Company’s consolidated balance sheet.

2)	These notes bear interest at a fixed rate of 5.63% and mature in June 2017.
3)	This note bears interest at a fixed rate of 5.71% and matures in January 2018, at which time it will be automatically extended for a one-year term at a variable interest rate.
4)	This note bears interest at a fixed rate of 5.83%, requires monthly interest only payments and matures in September 2013. The note is prepayable without penalty as of September 2011.
5)	This note bears interest at a fixed rate of 5.82%, requires monthly interest only payments and matures in September 2013. The note is prepayable without penalty as of September 2011.
6)	Amounts include net property and asset management fees to the Company included in “Other Revenues” in the Company’s consolidated statements of operations.
7)	Represents GAAP basis net book value plus accumulated depreciation.
8)

In accordance with the special sales rights provisions of the applicable operating agreement, the entity that owns this asset expects to initiate a marketing process in the fourth quarter of 2011 that could result in the sale of the apartment community. There can be no assurance that the process will result in the sale of the community.

Supplemental Financial Data	16 | P a g e

NET ASSET VALUE SUPPLEMENTAL INFORMATION (1)

(In thousands, except unit data, commercial square feet and stock price) - (Unaudited)

Financial Data

Income Statement Data	Three months ended September 30, 2011	Adjustments		As Adjusted (3)
Rental revenues	$73,607	$(290)	(2)	$73,317
Other property revenues	4,762	75	(2)	4,837

Total rental and other revenues (A)	78,369	(215)		78,154
Property operating & maintenance expenses
(excluding depreciation and amortization) (B)	34,618	(3,816)	(2)	30,802

Property net operating income (Table 1) (A-B)	$43,751	$3,601		$47,352

Assumed property management fee
(calculated at 3% of revenues) (A x 3%)				(2,345)
Assumed property capital expenditure reserve
($300 per unit per year based on 18,563 units)				(1,392)

Adjusted property net operating income				$43,615

Annualized property net operating income (C)				$174,460

Apartment units represented (D)	21,431	(2,868)	(2)	18,563

Other Asset Data	As of September 30, 2011	Adjustments		As Adjusted
Cash & equivalents	$93,107	$-		$93,107
Real estate assets under construction, at cost (4)	75,856	-		75,856
Land held for future investment	55,428	-		55,428
For-sale condominiums	60,236	-		60,236
Investments in and advances to unconsolidated realestate entities (5)	7,316	(7,316)	(5)	-
Restricted cash and other assets	33,934	-		33,934
Cash & other assets of unconsolidated apartment entities (6)	5,910	(4,134)	(6)	1,776

Total (E)	$331,787	$(11,450)		$320,337

Other Liability Data
Indebtedness (7)	$1,030,852	$(11,081)	(7)	$1,019,771
Investments in unconsolidated real estate entities (5)	15,766	(15,766)	(5)	-
Other liabilities (including noncontrolling interests) (8)	101,451	(7,157)	(8)	94,294
Total liabilities of unconsolidated apartment entities (9)	208,903	(148,612)	(9)	60,291

Total (F)	$1,356,972	$(182,616)		$1,174,356

Other Data

	As of September 30, 2011
	# Shares/Units	Stock Price		Implied Value
Liquidation value of preferred shares (G)				$43,392

Common shares outstanding	51,877
Common units outstanding	157

Total (H)	52,034	$34.74		$1,807,661

Implied market value of Company gross real estate
assets (I) = (F+G+H-E)				$2,705,072

Implied Portfolio Capitalization Rate (C÷I)				6.4%

Implied market value of Company gross real estate assets per unit (I÷D)				$145.7

Supplemental Financial Data	17 | P a g e

NET ASSET VALUE SUPPLEMENTAL INFORMATION (CON’T)

1)

This supplemental financial and other data provides adjustments to certain GAAP financial measures and Net Operating Income (“NOI”), which is a supplemental non-GAAP financial measure that the Company uses internally to calculate Net Asset Value (“NAV”). These measures, as adjusted, are also non-GAAP financial measures. With the exception of NOI, the most comparable GAAP measure for each of the non-GAAP measures presented below in the “As Adjusted” column is the corresponding number presented in the first column listed below.

The Company presents NOI for the quarter ended September 30, 2011 for properties stabilized as of July 1, 2011 so that a capitalization rate may be applied and an approximate value for the assets determined. Properties not stabilized as of July 1, 2011 are presented at full undepreciated cost. Other tangible assets, total liabilities and the liquidation value of preferred shares are also presented.

2)

The following table summarizes the adjustments made to the components of property net operating income for the three months ended September 30, 2011 to adjust property net operating income to the Company’s share for fully stabilized communities:

	Rental Revenue	Other Revenue	Expenses	Units
Communities under construction	$-	$-	$-	(1,568)
Company share of unconsolidated entities	2,083	153	788	(1,256)
Minority share of consolidated real estate entity	(497)	(5)	(227)	(44)
Corporate property management expenses	-	-	(2,645)	-
Corporate apartments and other	(1,876)	(73)	(1,732)	-

	$(290)	$75	$(3,816)	(2,868)

3)

The following table summarizes the Company’s share of the “As Adjusted” components of property net operating income, apartment units and commercial square feet by market for the three months ended September 30, 2011:

	Rental and Other Revenues	Property Operating & Maintenace Expenses (ex. Deprec. and Amort.)	Property Net Operating Income (NOI)	Percentage of Total NOI	Apartment Units / Commercial Sq. Ft.
Atlanta	$21,007	$8,387	$12,620	26.6%	5,804
Washington DC	13,723	4,619	9,104	19.2%	2,395
Dallas	15,101	6,691	8,410	17.8%	4,500
Tampa	8,226	3,153	5,073	10.7%	2,111
Charlotte	4,594	1,730	2,864	6.0%	1,388
New York	3,079	1,334	1,745	3.7%	293
Houston	3,135	1,388	1,747	3.7%	837
Orlando	2,584	1,029	1,555	3.3%	598
Austin	2,619	1,161	1,458	3.1%	637
Commercial	4,086	1,310	2,776	5.9%	-

Total	$78,154	$30,802	$47,352	100.0%	18,563

Approximate commercial Sq. Ft.					700,000

4)	The “As Adjusted” amount represents the CIP balance per the Company’s balance sheet consisting of the following:

Post Carlyle Square™ - Phase II	$ 41,140
Post South Lamar™	11,599
Post Midtown Square® - Phase III	4,850
Post Parkside™ at Wade	5,906
Post Lake® at Baldwin Park - Phase III	12,361

$75,856

5)

The adjustment reflects a reduction for the investments in unconsolidated entities for entities with operating real estate assets, as the Company’s respective share of net operating income of such investments is included in the adjusted net operating income reflected above.

6)

The “As of September 30, 2011” amount represents cash and other assets of unconsolidated apartment entities. The adjustment includes a reduction for the venture partners’ respective share of cash and other assets. The “As Adjusted” amount represents the Company’s respective share of the cash and other assets of unconsolidated apartment entities.

7)

The adjustment reflects a reduction for the minority interest portion of the consolidated mortgage debt of a consolidated joint venture community. Likewise, only the Company’s majority share of that community is included in the adjusted net operating income reflected above.

8)

The “As of September 30, 2011” amount consists of the sum of accrued interest payable, dividends and distributions payable, accounts payable and accrued expenses and security deposits and prepaid rents as reflected on the Company’s balance sheet. The adjustment represents a reduction for the non-cash liability associated with straight-line, long-term ground lease expense of $7,208, offset by the addition of noncontrolling interests of consolidated real estate entities of $51.

9)

The “As of September 30, 2011” amount represents total liabilities of unconsolidated apartment entities. The adjustments represent a reduction for the venture partners’ respective share of liabilities. The “As Adjusted” amount represents the Company’s respective share of liabilities of unconsolidated apartment entities.

Supplemental Financial Data	18 | P a g e

NON-GAAP FINANCIAL MEASURES AND OTHER DEFINED TERMS

Definitions of Supplemental Non-GAAP Financial Measures and Other Defined Terms

The Company uses certain non-GAAP financial measures and other defined terms in this accompanying Supplemental Financial Data. These non-GAAP financial measures include FFO, AFFO, net operating income, same store capital expenditures and certain debt statistics and ratios. The definitions of these non-GAAP financial measures are summarized below. The Company believes that these measures are helpful to investors in measuring financial performance and/or liquidity and comparing such performance and/or liquidity to other REITs.

Funds from Operations - The Company uses FFO as an operating measure. The Company uses the NAREIT definition of FFO. FFO is defined by NAREIT to mean net income (loss) available to common shareholders determined in accordance with GAAP, excluding gains (losses) from extraordinary items and sales of depreciable operating property, plus depreciation and amortization of real estate assets, and after adjustment for unconsolidated partnerships and joint ventures all determined on a consistent basis in accordance with GAAP. FFO presented in the Company’s press release and Supplemental Financial Data is not necessarily comparable to FFO presented by other real estate companies because not all real estate companies use the same definition. The Company’s FFO is comparable to the FFO of real estate companies that use the current NAREIT definition.

Accounting for real estate assets using historical cost accounting under GAAP assumes that the value of real estate assets diminishes predictably over time. NAREIT stated in its April 2002 White Paper on Funds from Operations that “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” As a result, the concept of FFO was created by NAREIT for the REIT industry to provide an alternate measure. Since the Company agrees with the concept of FFO and appreciates the reasons surrounding its creation, the Company believes that FFO is an important supplemental measure of operating performance. In addition, since most equity REITs provide FFO information to the investment community, the Company believes that FFO is a useful supplemental measure for comparing the Company’s results to those of other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income (loss) available to common shareholders” is the most directly comparable GAAP measure to FFO.

Adjusted Funds From Operations - The Company also uses adjusted funds from operations (“AFFO”) as an operating measure. AFFO is defined as FFO less operating capital expenditures after adjusting for the impact of non-cash straight-line long-term ground lease expense, non-cash impairment charges, non-cash debt extinguishment gains and preferred stock redemption costs. The Company believes that AFFO is an important supplemental measure of operating performance for an equity REIT because it provides investors with an indication of the REIT’s ability to fund operating capital expenditures through earnings. In addition, since most equity REITs provide AFFO information to the investment community, the Company believes that AFFO is a useful supplemental measure for comparing the Company to other equity REITs. The Company believes that the line on its consolidated statement of operations entitled “net income (loss) available to common shareholders” is the most directly comparable GAAP measure to AFFO.

Property Net Operating Income - The Company uses property NOI, including same store NOI and same store NOI by market, as an operating measure. NOI is defined as rental and other revenues from real estate operations less total property and maintenance expenses from real estate operations (exclusive of depreciation and amortization). The Company believes that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs and general and administrative expenses generally incurred at the corporate level. This measure is particularly useful, in the opinion of the Company, in evaluating the performance of geographic operations, same store groupings and individual properties. Additionally, the Company believes that NOI, as defined, is a widely accepted measure of comparative operating performance in the real estate investment community. The Company believes that the line on its consolidated statement of operations entitled “net income (loss)” is the most directly comparable GAAP measure to NOI.

Supplemental Financial Data	19 | P a g e

Same Store Capital Expenditures - The Company uses same store annually recurring and periodically recurring capital expenditures as cash flow measures. Same store annually recurring and periodically recurring capital expenditures are supplemental non-GAAP financial measures. The Company believes that same store annually recurring and periodically recurring capital expenditures are important indicators of the costs incurred by the Company in maintaining its same store communities on an ongoing basis. The corresponding GAAP measures include information with respect to the Company’s other operating segments consisting of communities stabilized in the prior year, lease-up communities, rehabilitation communities, sold properties and commercial properties in addition to same store information. Therefore, the Company believes that the Company’s presentation of same store annually recurring and periodically recurring capital expenditures is necessary to demonstrate same store replacement costs over time. The Company believes that the most directly comparable GAAP measure to same store annually recurring and periodically recurring capital expenditures is the line on the Company’s consolidated statements of cash flows entitled “property capital expenditures,” which also includes revenue generating capital expenditures.

Debt Statistics and Debt Ratios - The Company uses a number of debt statistics and ratios as supplemental measures of liquidity. The numerator and/or the denominator of certain of these statistics and/or ratios include non-GAAP financial measures that have been reconciled to the most directly comparable GAAP financial measure. These debt statistics and ratios include: (1) interest coverage ratios; (2) fixed charge coverage ratios; (3) total debt as a percentage of undepreciated real estate (adjusted for joint venture partner’s share of debt); (4) total debt plus preferred equity as a percentage of undepreciated real estate (adjusted for joint venture partner’s share of debt); (5) a ratio of consolidated debt to total assets; (6) a ratio of secured debt to total assets; (7) a ratio of total unencumbered assets to unsecured debt; (8) a ratio of consolidated income available for debt service to annual debt service charge; and (9) a debt to annualized income available for debt service ratio. A number of these debt statistics and ratios are derived from covenants found in the Company’s debt agreements, including, among others, the Company’s senior unsecured notes. In addition, the Company presents these measures because the degree of leverage could affect the Company’s ability to obtain additional financing for working capital, capital expenditures, acquisitions, development or other general corporate purposes. The Company uses these measures internally as an indicator of liquidity and the Company believes that these measures are also utilized by the investment and analyst communities to better understand the Company’s liquidity.

The Company uses income available for debt service to calculate certain debt ratios and statistics. Income available for debt service is defined as net income (loss) before interest, taxes, depreciation, amortization, gains on sales of real estate assets, non-cash impairment charges and other non-cash income and expenses. Income available for debt service is a supplemental measure of operating performance that does not represent and should be considered as an alternative to net income or cash flow from operating activities as determined under GAAP, and the Company’s calculation thereof may not be comparable to similar measures reported by other companies, including EBITDA or Adjusted EBITDA.

Average Economic Occupancy - The Company uses average economic occupancy as a statistical measure of operating performance. The Company defines average economic occupancy as gross potential rent less vacancy losses, model expenses and bad debt expenses divided by gross potential rent for the period, expressed as a percentage.

Supplemental Financial Data	20 | P a g e

RECONCILIATIONS OF SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES

Table 1 - Reconciliation of Same Store Net Operating Income (NOI) to GAAP Net Income

(In thousands) - (Unaudited)

	Three months ended			Nine months ended
	September 30, 2011	September 30, 2010	June 30, 2011	September 30, 2011	September 30, 2010
Total same store NOI	$40,130	$36,217	$39,073	$117,154	$107,661
Property NOI from other operating segments	3,621	2,497	2,918	9,286	4,067

Consolidated property NOI	43,751	38,714	41,991	126,440	111,728

Add (subtract):
Interest income	374	390	516	982	755
Other revenues	243	223	227	686	777
Depreciation	(18,823)	(18,623)	(18,808)	(56,383)	(55,737)
Interest expense	(14,207)	(13,646)	(14,437)	(43,119)	(38,820)
Amortization of deferred financing costs	(717)	(611)	(721)	(2,085)	(2,097)
General and administrative	(3,970)	(3,927)	(4,246)	(12,332)	(12,570)
Investment and development	(239)	(569)	(296)	(1,013)	(1,849)
Other investment costs	(329)	(669)	(455)	(1,278)	(1,828)
Impairment losses	-	-	-	-	(35,091)
Gains on condominium sales activities, net	2,581	1,184	5,432	8,757	2,319
Equity in income of unconsolidated real estate entities, net	235	18,258	346	790	18,554
Other income (expense), net	(71)	26	285	230	(271)
Net gain on extinguishment of indebtedness	-	2,845		-	2,845

Net income (loss)	$8,828	$23,595	$9,834	$21,675	$(11,285)

Supplemental Financial Data	21 | P a g e

Table 2 - Same Store Net Operating Income (NOI) and Average Rental Rate per Unit by Market

(In thousands, except average rental rates)

	Three months ended			Q3 ‘11 vs. Q3 ‘10 % Change	Q3 ‘11 vs. Q2 ‘11 % Change	Q3 ‘11 % Same Store NOI
	September 30, 2011	September 30, 2010	June 30, 2011
Rental and other revenues
Atlanta	$19,655	$18,378	$18,927	6.9%	3.8%
Washington, D.C.	11,033	10,560	10,701	4.5%	3.1%
Dallas	12,845	11,881	12,270	8.1%	4.7%
Tampa	8,226	7,762	8,052	6.0%	2.2%
Charlotte	4,594	4,251	4,440	8.1%	3.5%
New York	3,580	3,396	3,520	5.4%	1.7%
Houston	3,135	2,929	3,018	7.0%	3.9%
Orlando	2,584	2,416	2,511	7.0%	2.9%
Austin	1,321	1,207	1,261	9.4%	4.8%

Total rental and other revenues	66,973	62,780	64,700	6.7%	3.5%

Property operating and maintenance expenses (exclusive of depreciation and amortization)
Atlanta	7,963	7,850	7,896	1.4%	0.8%
Washington, D.C.	3,681	3,888	3,155	(5.3)%	16.7%
Dallas	5,765	5,710	5,433	1.0%	6.1%
Tampa	3,153	2,978	3,096	5.9%	1.8%
Charlotte	1,730	1,831	1,739	(5.5)%	(0.5)%
New York	1,561	1,426	1,521	9.5%	2.6%
Houston	1,388	1,338	1,251	3.7%	11.0%
Orlando	1,029	971	1,002	6.0%	2.7%
Austin	573	571	534	0.4%	7.3%

Total	26,843	26,563	25,627	1.1%	4.7%

Net operating income
Atlanta	11,692	10,528	11,031	11.1%	6.0%	29.2%
Washington, D.C.	7,352	6,672	7,546	10.2%	(2.6)%	18.3%
Dallas	7,080	6,171	6,837	14.7%	3.6%	17.6%
Tampa	5,073	4,784	4,956	6.0%	2.4%	12.6%
Charlotte	2,864	2,420	2,701	18.3%	6.0%	7.1%
New York	2,019	1,970	1,999	2.5%	1.0%	5.0%
Houston	1,747	1,591	1,767	9.8%	(1.1)%	4.4%
Orlando	1,555	1,445	1,509	7.6%	3.0%	3.9%
Austin	748	636	727	17.6%	2.9%	1.9%

Total same store NOI	$40,130	$36,217	$39,073	10.8%	2.7%	100.0%

Average rental rate per unit
Atlanta	$1,139	$1,079	$1,108	5.6%	2.8%
Washington, D.C.	1,876	1,813	1,850	3.5%	1.4%
Dallas	1,083	1,030	1,058	5.1%	2.4%
Tampa	1,260	1,189	1,227	6.0%	2.7%
Charlotte	1,071	1,009	1,039	6.1%	3.0%
New York	3,715	3,631	3,685	2.3%	0.8%
Houston	1,218	1,180	1,190	3.2%	2.3%
Orlando	1,383	1,302	1,355	6.2%	2.0%
Austin	1,375	1,288	1,323	6.8%	3.9%
Total average rental rate per unit	1,289	1,228	1,260	5.0%	2.3%

Supplemental Financial Data	22 | P a g e

Table 2 (con’t) - Same Store Net Operating Income (NOI) and Average Rental Rate per Unit by Market

(In thousands, except average rental rates)

	Nine months ended		% Change
	September 30, 2011	September 30, 2010
Rental and other revenues
Atlanta	$57,095	$54,243	5.3%
Washington, D.C.	32,146	30,998	3.7%
Dallas	37,157	35,027	6.1%
Tampa	24,200	23,197	4.3%
Charlotte	13,301	12,605	5.5%
New York	10,513	10,073	4.4%
Houston	9,116	8,640	5.5%
Orlando	7,575	7,131	6.2%
Austin	3,808	3,607	5.6%

Total rental and other revenues	194,911	185,521	5.1%

Property operating and maintenance expenses (exclusive of depreciation and amortization)
Atlanta	23,681	23,640	0.2%
Washington, D.C.	10,078	11,184	(9.9)%
Dallas	16,464	16,141	2.0%
Tampa	9,203	8,967	2.6%
Charlotte	5,068	5,188	(2.3)%
New York	4,632	4,316	7.3%
Houston	3,976	3,854	3.2%
Orlando	3,012	2,961	1.7%
Austin	1,643	1,609	2.1%

Total	77,757	77,860	(0.1)%

Net operating income
Atlanta	33,414	30,603	9.2%
Washington, D.C.	22,068	19,814	11.4%
Dallas	20,693	18,886	9.6%
Tampa	14,997	14,230	5.4%
Charlotte	8,233	7,417	11.0%
New York	5,881	5,757	2.2%
Houston	5,140	4,786	7.4%
Orlando	4,563	4,170	9.4%
Austin	2,165	1,998	8.4%

Total same store NOI	$117,154	$107,661	8.8%

Average rental rate per unit
Atlanta	$1,113	$1,070	4.0%
Washington, D.C.	1,852	1,791	3.4%
Dallas	1,062	1,027	3.4%
Tampa	1,231	1,180	4.3%
Charlotte	1,043	1,012	3.1%
New York	3,691	3,603	2.4%
Houston	1,194	1,184	0.8%
Orlando	1,358	1,290	5.3%
Austin	1,333	1,280	4.1%
Total average rental rate per unit	1,264	1,220	3.6%

Supplemental Financial Data	23 | P a g e

Table 3 - Operating Community Table

Market / Submarket / Community	Year Completed/ Year of Substantial Renovations	No. of Units	Avg. Unit Size (Sq. Ft.)	Q3 2011 Avg. Monthly Rent		Q3 2011 Average Economic Occ.
				Per Unit	Per Sq. Ft.
Atlanta
Buckhead / Brookhaven
Post Alexander™	2008	307	1,016	$1,533	$1.51	97.6%
Post Brookhaven®	1990-1992	735	933	960	1.03	97.4%
Post Chastain®	1990/2008	558	866	1,086	1.25	97.2%
Post Collier Hills® (1)(2)	1997	396	948	1,014	1.07	97.0%
Post Gardens®	1998	397	1,039	1,166	1.12	97.0%
Post Glen® (2)	1997	314	1,076	1,133	1.05	97.2%
Post Lindbergh® (1)(2)	1998	396	910	1,042	1.15	97.6%
Post Peachtree Hills®	1992-1994/2009	300	978	1,201	1.23	95.0%
Post StratfordTM	2000	250	999	1,133	1.13	97.2%

Dunwoody
Post Crossing® (2)	1995	354	1,036	1,044	1.01	96.8%

Emory Area
Post BriarcliffTM (2)	1999	688	1,006	1,119	1.11	98.1%

Midtown
Post BiltmoreTM (1)(2)	2002	276	766	1,222	1.60	97.4%
Post ParksideTM (2)	2000	188	885	1,314	1.48	97.6%
Post Renaissance®	1992-1994	342	908	1,015	1.12	96.6%

Northwest Atlanta
Post Crest® (1)(2)	1996	410	1,033	997	0.97	95.8%
Post Riverside®	1998	522	1,062	1,408	1.33	97.3%
Post SpringTM (2)	2000	452	977	984	1.01	98.2%

Dallas
North Dallas
Post Addison CircleTM (2)	1998-2000	1,334	846	974	1.15	95.3%
Post EastsideTM	2008	435	910	1,068	1.17	95.1%
Post Legacy (2)	2000	384	810	961	1.19	96.1%
Post Sierra at Frisco Bridges™	2009	268	896	1,051	1.17	96.1%

Uptown Dallas
Post AbbeyTM	1996	34	1,223	1,749	1.43	98.4%
Post Cole’s CornerTM	1998	186	799	1,067	1.34	97.0%
Post GalleryTM	1999	34	2,307	2,735	1.19	97.0%
Post HeightsTM	1998-1999/2009	368	845	1,226	1.45	96.1%
Post MeridianTM	1991	133	780	1,178	1.51	97.7%
Post SquareTM	1996	218	863	1,183	1.37	94.7%
Post Uptown VillageTM	1995-2000	496	735	988	1.34	97.3%
Post VineyardTM	1996	116	733	1,046	1.43	98.8%
Post VintageTM	1993	160	750	1,066	1.42	96.9%
Post WorthingtonTM (2)	1993/2008	334	820	1,337	1.63	95.5%

Supplemental Financial Data	24 | P a g e

Table 3 (con’t) - Operating Community Table

Market / Submarket / Community	Year Completed/ Year of Substantial Renovations	No. of Units	Avg. Unit Size (Sq. Ft.)	Q3 2011 Avg. Monthly Rent		Q3 2011 Average Economic Occ.
				Per Unit	Per Sq. Ft.

Austin
Post Barton Creek™	1998	160	1,162	$1,499	$1.29	97.2%
Post Park Mesa™	1992	148	1,091	1,242	1.14	97.7%
Post West Austin™	2009	329	889	1,326	1.49	95.2%
Houston
Post Midtown Square®	1999-2000	529	759	1,126	1.48	96.0%
Post Rice LoftsTM	1998	308	906	1,378	1.52	96.7%
Tampa
Post Bay at Rocky Point™	1997	150	1,012	1,288	1.27	96.1%
Post Harbour PlaceTM	1999-2002	578	920	1,375	1.49	98.6%
Post Hyde Park® (2)	1996-2008	467	1,011	1,338	1.32	97.1%
Post Rocky Point® (2)	1996-1998	916	1,031	1,142	1.11	95.1%
Orlando
Post Lake® at Baldwin Park	2004-2007	350	1,013	1,423	1.40	97.1%
Post ParksideTM	1999	248	852	1,327	1.56	97.8%
Charlotte
Post Ballantyne (2)	2004	323	1,252	1,033	0.83	96.3%
Post Gateway PlaceTM (2)	2000	436	806	1,008	1.25	94.9%
Post Park at Phillips Place®	1998	402	1,099	1,201	1.09	98.3%
Post Uptown PlaceTM	2000	227	800	1,017	1.27	98.3%
Washington D.C.
Maryland
Post Fallsgrove	2003	361	983	1,669	1.70	95.1%
Post Park®	2010	396	975	1,585	1.63	90.6%
Virginia
Post Carlyle Square™	2006	205	861	2,425	2.82	94.7%
Post Corners at Trinity Centre (2)	1996	336	994	1,542	1.55	98.0%
Post Pentagon Row TM	2001	504	853	2,248	2.64	96.7%
Post Tysons Corner TM	1990	499	810	1,652	2.04	97.0%
Washington D.C.
Post Massachusetts Avenue TM (1)(2)	2002	269	884	2,980	3.37	95.2%
New York City
Post Luminaria TM (2)(3)	2002	138	721	3,717	5.16	95.8%
Post Toscana TM (2)	2003	199	817	3,714	4.55	95.4%

1)	Communities held in unconsolidated entities.
2)	Communities encumbered by secured mortgage indebtedness.
3)	The Company owns a 68% interest in this community.

Supplemental Financial Data	25 | P a g e

Table 4 - Year-to-Date Margin Analysis

(In thousands)

	Nine months ended September 30, 2011
	Rental and Other Property Revenues	Property Operating & Maintenance Expenses	Net Operating Income ("NOI")	NOI Margin	Expense Margin
Same store	$194,911	$77,757	$117,154	60.1%	39.9%
Partially stabilized (1)	15,141	6,547	8,594	56.8%	43.2%
Other property segments:
Corporate apartments	5,409	4,452	957	17.7%	82.3%
Commercial	11,420	3,763	7,657	67.0%	33.0%
Corporate property management expenses (2)	—	7,922	(7,922)

	$226,881	$100,441

Consolidated property NOI (3)			$126,440

Third-party management fees			$646

1)	Partially stabilized communities include Post Eastside™, Post West Austin™, Post Park® and Post Sierra at Frisco Bridges™.
2)	The following table summarizes the Company’s net property management expense as a percentage of adjusted property revenues:

Numerator:
Corporate property management expenses	$7,922
Less: Third-party management fees	(646)

Net property management expenses	$7,276

Denominator:
Total rental and other property revenues	$226,881
Less: Corporate apartment revenues	(5,409)

Adjusted property revenues	$221,472

Net property management expenses as a percentage of adjusted property revenues	3.3%

3)	Consolidated property net operating income (“NOI”) is a non-GAAP financial measure. See Table 1 on page 21 for a reconciliation of consolidated property NOI to GAAP net income (loss).

Supplemental Financial Data	26 | P a g e

Table 5 - Reconciliation of Segment Cash Flow Data to Statements of Cash Flows

(In thousands)

	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010
Annually recurring capital expenditures by operating segment
Fully stabilized	$5,237	$2,970	$11,460	$8,758
Communities stabilized during 2010	71	40	178	86
Other segments	150	49	340	184

Total annually recurring capital expenditures	$5,458	$3,059	$11,978	$9,028

Periodically recurring capital expenditures by operating segment
Fully stabilized	$1,217	$1,439	$4,063	$12,802
Communities stabilized during 2010	133	15	196	48
Other segments	525	407	1,184	942

Total periodically recurring capital expenditures (1)	$1,875	$1,861	$5,443	$13,792

Total revenue generating capital expenditures	$530	$217	$1,254	$269

Total property capital expenditures per statements of cash flows	$7,863	$5,137	$18,675	$23,089

1)

Includes approximately $780 and $11,434 for the three and nine months ended September 30, 2010, respectively, of periodically recurring capital expenditures related to the Company’s exterior remediation project that was completed in 2010.

Table 6 - Computation of Debt Ratios

(In thousands)

	As of September 30,
	2011	2010

Total real estate assets per balance sheet	$2,025,333	$2,059,461
Plus:
Company share of real estate assets held in unconsolidated entities	70,419	71,857
Company share of accumulated depreciation - assets held in unconsolidated entities	12,091	10,187
Accumulated depreciation per balance sheet	748,306	673,982

Total undepreciated real estate assets (A)	$2,856,149	$2,815,487

Total debt per balance sheet	$1,030,852	$1,013,972
Plus:
Company share of third party debt held in unconsolidated entities	59,601	59,601

Total debt (adjusted for joint venture partners’ share of debt) (B)	$1,090,453	$1,073,573

Total debt as a % of undepreciated real estate assets (adjusted for joint venture partners’ share of debt) (B÷A)	38.2%	38.1%

Total debt per balance sheet	$1,030,852	$1,013,972
Plus:
Company share of third party debt held in unconsolidated entities	59,601	59,601
Preferred shares at liquidation value	43,392	92,963

Total debt and preferred equity (adjusted for joint venture partners’ share of debt) (C)	$1,133,845	$1,166,536

Total debt and preferred equity as a % of undepreciated real estate assets (adjusted for joint venture partners’ share of debt) (C÷A)	39.7%	41.4%

Supplemental Financial Data	27 | P a g e

Table 7 - Computation of Coverage Ratios

(In thousands)

	Nine months ended September 30,
	2011	2010
Net income (loss)	$21,675	$(11,285)
Other non-cash (income) expense, net	3,141	3,448
Income tax expense	568	898
Gains on sales of real estate assets, net	(8,757)	(2,319)
Depreciation expense	56,383	55,737
Depreciation (company share) of assets held in unconsolidated entities	1,084	1,065
Interest expense	43,119	38,820
Interest expense (company share) of assets held in unconsolidated entities	2,592	2,592
Amortization of deferred financing costs	2,085	2,097
Net gain on early extinguishment of indebtedness - unconsolidated entity	-	(23,596)
Net gain on early extinguishment of indebtedness - consolidated entities	-	(2,845)
Non-cash impairment charge - unconsolidated entity	-	5,492
Non-cash impairment charge - consolidated entities	-	35,091

Income available for debt service (A)	$121,890	$105,195

Annualized income available for debt service (B)	$162,520	$140,260

Interest expense	$43,119	$38,820
Interest expense (company share) of assets held in unconsolidated entities	2,592	2,592

Adjusted interest expense (C)	45,711	41,412
Capitalized interest	1,892	6,392

Adjusted interest expense (including capitalized interest) (D)	$47,603	$47,804

Adjusted interest expense	$45,711	$41,412
Dividends to preferred shareholders	3,533	5,632

Fixed charges (E)	49,244	47,044
Capitalized interest	1,892	6,392

Fixed charges (including capitalized interest) (F)	$51,136	$53,436

Total debt (adjusted for joint venture partners’ share of debt) (see Table 6) (G)	$1,090,453	$1,073,573

Interest coverage ratio (A÷C)	2.7x	2.5x

Interest coverage ratio (including capitalized interest) (A÷D)	2.6x	2.2x

Fixed charge coverage ratio (A÷E)	2.5x	2.2x

Fixed charge coverage ratio (including capitalized interest) (A÷F)	2.4x	2.0x

Total debt to income annualized income available for debt service ratio (G÷B)	6.7x	7.7x

Table 8 - Calculation of Company Undepreciated Book Value Per Share

(In thousands, except per share data)

September 30, 2011

Total Company shareholders’ equity per balance sheet	$1,015,506
Plus:
Accumulated depreciation, per balance sheet	748,306
Noncontrolling interest of common unitholders in Operating Partnership, per balance sheet	5,454
Less:
Deferred charges, net, per balance sheet	(9,400)
Preferred shares at liquidation value	(43,392)

Total undepreciated book value (A)	$1,716,474

Total common shares and units (B)	52,034

Company undepreciated book value per share (A÷B)	$32.99

Supplemental Financial Data	28 | P a g e